                                                                    Exhibit 99.1

ITEM 9A - CONTROLS AND PROCEDURES

An evaluation was performed, under the supervision and with the participation of Company management, including the Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO"), of the effectiveness of the design and operation of the Company's disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the "Act")). Based on that evaluation, taking into account the recent report of the Company's independent public accountants to the audit committee of the Company's board of directors and other reports to the audit committee summarized below, management, including the CEO and CFO, has concluded that, as of March 31, 2004, except for the matters reported by Ernst & Young LLP ("E&Y"), the Company's independent accountants, to management and the audit committee discussed in the next paragraph, the Company's disclosure controls and procedures were effective to ensure that information required to be disclosed in reports that the Company files or submits under the Act is recorded, processed, summarized and reported in accordance with the rules and forms of the Securities and Exchange Commission. In the fourth fiscal quarter ending March 31, 2004, there had been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to affect, the Company's internal control over financial reporting, except for certain matters set forth in the last paragraph of this Item 9A.

As set forth in Item 8 of this Annual Report, E&Y issued an unqualified opinion with respect to the financial statements for the fiscal year ended March 31, 2004. However, in connection with its fiscal year end audit procedures, E&Y reported to management and to the audit committee that the combination of identified reportable conditions under standards established by the American Institute of Certified Public Accountants, internal control deficiencies at the Company relating primarily to the internal control environment, the risk assessment process and the monitoring process that assesses the quality of the Company's internal control performance, which have been separately reported to the audit committee, and year-end audit adjustments constitute a material weakness in the Company's internal control over financial reporting. E&Y has advised the Company, however, that none of these conditions or concerns individually constitutes a material weakness.

Management and the audit committee believe that neither the matters reflected in the reportable conditions nor the other deficiencies involving internal control, individually or in the aggregate, had a material effect on the financial statements of the Company for the fiscal year ended March 31, 2004. In addition, management and the audit committee believe that no identified audit adjustments, all of which were reflected in the reported financial statements, that affected income and balance sheet classification had a material effect on the financial statements for the fiscal year ended March 31, 2004 or prior fiscal years.

The matters involving reportable conditions and other internal control deficiencies have been discussed in detail among management, the audit committee of the Company's board of directors and E&Y. Management will evaluate the specific reportable conditions and other internal control deficiencies identified by E&Y and will develop, in consultation with E&Y and under the direction of the audit committee, measures to enhance internal control systems and procedures. The Company is taking actions to permit it to comply timely with
Section 404 of the Sarbanes-Oxley Act ("SOX") in respect of its internal control over financial reporting for fiscal year 2005, including the engagement of another independent accounting firm to assist it with respect to SOX 404 compliance measures, has added additional accounting resources, plans to establish an internal audit function reporting to the audit committee and will take such other remedial measures that may be recommended by the audit committee. In addition to increased oversight by the audit committee, the board of directors has appointed a non-executive chairman of the board, as previously disclosed, and has nominated for election to the board of directors an individual who has significant public accounting experience.


                                       2